UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2021 (October 26, 2021)

Weatherford International plc

(Exact name of registrant as specified in its charter)

____________________________________

Ireland	001-36504	98-0606750
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 St. James Place, Houston, Texas		77056
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 713.836.4000

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, $0.001 par value per share	WFRD	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Indenture and 8.625% Senior Notes due 2030

On October 27, 2021, Weatherford International Ltd. (the “Issuer”), a subsidiary of Weatherford International plc (the “Company” or “Weatherford”), completed its previously announced offering (the “Offering”) of $1,600 million aggregate principal amount of 8.625% Senior Notes due 2030 (the “Notes”). The closing of the Offering satisfies the financing condition for the Issuer’s Tender Offer (as defined below) and the Concurrent Redemption (as defined below). Following the closing of the Offering, the Issuer used the net proceeds from the Offering and cash on hand to purchase $1,600 million aggregate principal amount of its 11.00% Senior Notes due 2024 (the “11.00% Notes”) pursuant to the Tender Offer, described further below.

The Notes were issued by the Issuer pursuant to an indenture, dated October 27, 2021 (the “Indenture”), between the Issuer, the Company, the other guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee. The Notes are fully and unconditionally guaranteed on a senior unsecured basis by the Company’s material domestic subsidiaries and certain material foreign subsidiaries, and in the future, will be guaranteed by other subsidiaries that guarantee the obligations under the Company’s senior secured letter of credit agreement with the lenders party thereto and Deutsche Bank Trust Company Americas as administrative agent, the Issuer’s 6.500% Senior Secured First Lien Notes due 2028 or certain other material indebtedness. The following is a brief description of the material provisions of the Indenture and the Notes.

The Notes will mature on April 30, 2030. Interest on the Notes will accrue at the rate of 8.625% per annum and will be payable semiannually in arrears on June 1 and December 1, with interest payments commencing on June 1, 2022.

Optional Redemption.

At any time prior to October 30, 2024, the Company may redeem the Notes, in whole or in part, at a redemption price equal to the sum of (i) the principal amount thereof, (ii) the “make-whole” premium at the redemption date, and (iii) accrued and unpaid interest, if any, to the redemption date (subject to the right of the noteholders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date). On and after October 30, 2024, the Company may redeem all or part of the Notes at redemption prices (expressed as percentages of the principal amount redeemed) equal to (i) 104.313% for the twelve-month period beginning on October 30, 2024; (ii) 102.156% for the twelve-month period beginning on October 30, 2025; and (iii) 100.000% beginning October 30, 2026 and at any time thereafter, plus accrued and unpaid interest to the redemption date (subject to the right of the noteholders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date).

The Issuer may redeem up to 35% of the aggregate principal amount of the Notes at any time prior to October 30, 2024 with an amount not to exceed the net cash proceeds from certain equity offerings at a redemption price equal to 108.625% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, thereon to, but not including, the redemption date, provided, however, that at least 50.0% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of additional Notes) must remain outstanding after each such redemption.

Change of Control.

If a change of control (as defined in the Indenture) occurs, holders of the Notes will have the right to require the Company to repurchase all or any part of their Notes at a purchase price equal to 101% of the aggregate principal amount of the Notes repurchased, plus accrued and unpaid interest, if any, to the repurchase date.

Certain Covenants.

The Indenture governing the Notes contains covenants that limit, among other things, the Company’s ability and the ability of its subsidiaries to: incur, assume or guarantee additional indebtedness; pay dividends or distributions on capital stock or redeem or repurchase capital stock or purchase, redeem or otherwise acquire for value any payment subordinated indebtedness; make investments; sell stock of its subsidiaries; transfer or sell assets; create liens; enter into transactions with affiliates; and enter into mergers or consolidations. These covenants are subject to a number of important limitations and exceptions.

Events of Default.

The Indenture also provides for certain customary events of default, including, among others, nonpayment of principal or interest, failure to pay final judgments in excess of a specified threshold, failure of a guarantee to remain in effect, bankruptcy and insolvency events, and cross acceleration, which would permit amounts outstanding under the Notes to be declared due and payable immediately. If an event of default with respect to the Notes occurs and is continuing, the trustee or holders of at least 25% in principal amount of the Notes may declare amounts outstanding under the Notes to be due and payable. These events of default are subject to a number of important qualifications, limitations and exceptions that are described in the Indenture.

The foregoing description of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to the full text of those documents, which are attached as Exhibits 4.1 and 4.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated into this Item 2.03 by reference.

Item 8.01	Other Events.

Closing of Notes Offering

On October 27, 2021, the Company issued a press release announcing the closing of the Offering. A copy of the press release is furnished hereto as Exhibit 99.1 and is incorporated herein by reference.

The Notes were offered and sold to persons reasonably believed to be qualified institutional buyers in the United States pursuant to Rule 144A and outside the United States pursuant to Regulation S under the Securities Act.

The Notes have not been and will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from registration requirements or a transaction not subject to the registration requirements of the Securities Act or any state securities laws.

This Current Report on Form 8–K shall not constitute an offer to sell or a solicitation of an offer to purchase the Notes, or any other securities, and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

Early Tender Results

On October 26, 2021, the Company issued a press release announcing the early tender results of the previously announced tender offer by the Issuer (the “Tender Offer”) for up to $1,600 million of its outstanding 11.00% Notes. A copy of the press release is furnished hereto as Exhibit 99.2 and is incorporated herein by reference.

The Company announced that $1,846,040,000 in aggregate principal amount of the 11.00% Notes were validly tendered (and not validly withdrawn) prior to 5:00 p.m., New York City time, on October 25, 2021 (the “Early Tender Deadline”). Such 11.00% Notes, up to the Maximum Tender Amount of $1,600 million (the “Maximum Tender Amount”), subject to proration, were accepted for purchase at a price of $1,064.76 per $1,000 of principal amount of the 11.00% Notes, plus accrued and unpaid interest from the last interest payment date on such purchased 11.00% Notes up to, but not including, the Early Settlement Date, as such term is defined in, and subject to the conditions set forth in, the Offer to Purchase dated October 12, 2021 (the “Offer to Purchase”). The Early Settlement Date was October 27, 2021. The Issuer used the net proceeds from the Offering to purchase the 11.00% Notes that were validly tendered (and not validly withdrawn) prior to the Early Tender Deadline.

Since the aggregate principal amount of all 11.00% Notes tendered as of the Early Tender Deadline exceeded the Maximum Tender Amount, the aggregate principal amount of a holder’s validly tendered 11.00% Notes accepted for purchase was subject to proration. The Issuer determined the aggregate principal amount of a holder’s validly tendered 11.00% Notes accepted for purchase on a pro rata basis based on the aggregate principal amount of 11.00% Notes tendered in the Tender Offer, as further described in the attached press release. The Issuer will not accept for purchase any 11.00% Notes tendered after the Early Tender Deadline.

This Current Report on Form 8-K does not constitute an offer to purchase nor a solicitation of an offer to sell any 11.00% Notes in the Tender Offer. The Tender Offer is only being made pursuant to the Offer to Purchase. The Tender Offer is not being made to holders of 11.00% Notes in any state or jurisdiction in which the making or acceptance thereof would be unlawful under the securities laws of any such jurisdiction.

Concurrent Redemption

The Issuer previously issued a conditional notice of partial optional redemption (the “Concurrent Redemption”) to the holders of its 11.00% Notes, providing for the redemption of up to $1,600 million aggregate principal amount of the Issuer’s remaining outstanding 11.00% Notes not tendered and purchased in the Tender Offer. The Concurrent Redemption was conditioned on (i) the Issuer receiving the funds from the offer and sale of at least $1,600 million aggregate principal amount of the Notes and the closing of the Offering and (ii) the Issuer purchasing less than $1,600 million aggregate principal amount of the 11.00% Notes pursuant to the Tender Offer.

Since the Issuer purchased $1,600 million aggregate principal amount of the 11.00% Notes pursuant to the Tender Offer, the condition to the Concurrent Redemption has not been satisfied and cannot be satisfied, and the notice of the Concurrent Redemption is rescinded by the Issuer and shall be of no effect.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements concerning, among other things, the Company’s strategy and financing plans and goals. These forward-looking statements are also generally identified by the words “intends”, “believe,” “project,” “expect,” “anticipate,” “estimate,” “outlook,” “budget,” “intend,” “strategy,” “plan,” “guidance,” “may,” “should,” “could,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions, although not all forward-looking statements contain these identifying words. Such statements are based upon the current beliefs of Weatherford’s management and are subject to significant risks, assumptions, and uncertainties. Should one or more of these risks or uncertainties materialize, or underlying assumptions prove incorrect, actual results may vary materially from those indicated in our forward-looking statements. Readers are cautioned that forward-looking statements are only predictions and may differ materially from actual future events or results, including the price and price volatility of oil and natural gas; the extent or duration of business interruptions, demand for oil and gas and fluctuations in commodity prices associated with COVID-19 pandemic; general global economic repercussions related to COVID-19 pandemic; the macroeconomic outlook for the oil and gas industry; and operational challenges relating to the COVID-19 pandemic and efforts to mitigate the spread of the COVID-19 virus and COVID-19 variants, including logistical challenges, protecting the health and well-being of our employees, remote work arrangements, performance of contracts and supply chain disruptions; financial market conditions and availability of capital; our ability to generate cash flow from operations to fund our operations; and the realization of additional cost savings and operational efficiencies. Forward-looking statements are also affected by the risk factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, and those set forth from time-to-time in the Company’s other filings with the Securities and Exchange Commission. The Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events, or otherwise, except to the extent required under federal securities laws.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

4.1	Indenture, dated October 27, 2021, by and among Weatherford International Ltd., as issuer, the guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee.
4.2	Form of Note (included in Exhibit 4.1).
99.1	Press Release issued by Weatherford International plc on October 27, 2021, relating to closing of the offering.
99.2	Press Release issued by Weatherford International plc on October 26, 2021, relating to early tender results.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 27, 2021

Weatherford International plc

By:	/s/ Scott C. Weatherholt
	Name:	Scott C. Weatherholt
	Title:	Executive Vice President, General Counsel and Chief Compliance Officer